UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
__________________

Date of Report (Date of Earliest Event Reported): June 15, 2012

BLUE WATER VENTURES INTERNATIONAL, INC.
(formerly SmartPay Express Inc.)
(Exact Name of Registrant as Specified in Charter)

Nevada	0-52579	20-1204606
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1765 Country Walk Drive, Fleming Island, FL	32003
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 904-215-7601

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposal of Assets
Item 3.02. Unregistered Sale of Equity Securities
Item 5.01. Changes in Control of Registrant
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the Asset Purchase Agreement between the Blue Water Ventures International, Inc. (formerly, SmartPay Express, Inc.), a Nevada corporation (the “Company”) and Blue Water Ventures International, Inc., formerly, Blue Water Ventures of Key West, Inc.), a Florida corporation (“Blue Water”) dated May 10, 2012 and closed on June 15, 2012, the Company acquired the assets of Blue Water.  Blue Water is engaged in the business of searching for and recovery of historical cultural artifacts, intrinsically valuable cargo and treasure from shipwrecks, primarily in shallow water in the Caribbean and off the coasts of Florida.  The assets acquired include recovered treasure, intellectual property related to the treasure recovery business, and vessels and equipment used in that business. (For more information about this transaction, see a copy of the Asset Purchase Agreement with Blue Water attached as Annex A to the Company’s Information Statement filed with the Securities and Exchange Commission (“SEC”) on May 16, 2012 and incorporated herein by this reference.)

In connection with the transaction with Blue Water, pursuant to a separate and unrelated Asset Purchase Agreement with Liu Shi Neng, an unaffiliated purchaser, the Company disposed of its smart card business in exchange for the purchaser’s assuming the liabilities of that business; the assets of that business consisted of the Eastern Concept Companies’ business of providing smart card payment systems and related value-added services primarily in the Guangdong province of the People’s Republic of China; the assets disposed of also included the intellectual property related to the smart card business, as well as the computer systems and equipment used in that business, customer lists and inventory.  (For more information concerning this transaction, see a copy of the Asset Purchase Agreement with Liu Shi Neng attached as Annex B to the Company’s Information Statement filed with the SEC on May 16, 2012 and incorporated herein by this reference.)

As a result of the two transactions briefly described hereinabove, the Company is no longer  engaged in the smart card business in Guangdong province and will be engaged in the treasure recovery business.  Moreover, as a result of the Company’s issuing 18,136,500 shares of its common stock, par value $0.001 per share, to Blue Water in exchange for Blue Water’s assets (as well as the Company’s assuming certain liabilities of Blue Water), Blue Water now holds approximately 93.3% of the Company’s 19,428,666 issued and outstanding shares of common stock (after giving effect to the transaction) and is in a position to control the Company’s board of directors and the direction and policies of the Company.

Furthermore, W. Keith Webb, who is the President and Chief Executive Officer of Blue Water, was appointed President and Chief Executive Officer and a Director of the Company effective June 21, 2012.  Mr. Webb owns more than a majority of the issued and outstanding shares of Blue Water and therefore, upon Blue Water’s anticipated distribution of the 18,136,500 shares to its shareholders pro rata, will be in a position to control the Company.

Mr. Webb, President and CEO of the Company has more than two decades of professional achievement in the financial industry and a lifetime of experience in boating and marine activities on the oceans and waterways surrounding southern North America.  Mr. Webb owned and operated one of the largest lobster fleets in the Florida Keys.  In 1992 he founded W. K. Webb and Company, Inc. a private investment banking Company involved in public/private company mergers and acquisitions. Since 2005, he has been the President and CEO of Blue Water.  In 2005, as his interest in historic shipwrecks increased, he began to concentrate on the treasure salvage industry and to acquire the first hand knowledge to customize and outfit ships for shallow water diving projects. He has since recruited a team of historic shipwreck industry professionals and employs the latest state-of-the-art salvage technology to execute salvage operations on an international scale.

Michael Donaghy, a director and executive officer of the Company prior to the transaction with Blue Water, will continue as a director and an executive officer of the Company (in a position to be determined).  Neither Mr. Webb nor Mr. Donaghy received any compensation as executive officers during the past three years from Blue Water or the Company, respectively, except Mr. Webb received consulting fees totaling $75,000 from Blue Water securities during that period.  At present there no compensatory arrangements for either Mr. Donaghy or Mr. Webb, although it is expected that each of them may receive compensation as an executive officer of the Company in the future.

In connection with Asset Purchase Agreement with Blue Water, Mr. Donaghy entered into a one-year consulting agreement with the Company that provides for his receiving $50,000 and 137,500 shares of the Company’s common stock ( “shares”) and a 3 year warrant to purchase 137,500 shares at $0.75 per share.  The Agreement provides that the $50,000 will be paid as follows: $30,000 120 days after closing and $5,000 per month on the first day of the next 4 months. With respect to the shares, the agreement provides as follows: any sales during the 6 month period after Closing is prohibited and thereafter any sales during the next 6 months shall not exceed the average trading volume reported on an established trading market during the previous trading day, excluding any sale made by the consultant the previous trading day.

The Company’s issuing the 18,136,500 shares of its common stock to Blue Water has not been registered under the Securities Act of 1933 (the “Act”), in reliance upon the exemption therefrom afforded by
Section 4(2) thereof and Rule 506 of Regulation D promulgated by the SEC thereunder.  Blue Water and Mr. Webb, by virtue of its/his knowledge and experience in business and financial matters, alone and/or together with its/his advisers and representatives, is/are in a position to evaluate the merits and risks of the transaction and therefore is/are “accredited investor(s),” as that term is defined in Rule 501(a) of the Act; see also Rules 501(e)(iv) and (h)(2).

Item 4.01. Changes in Registrant’s Certifying Accountant

Mazars CPA Limited, Certified Public Accountants, Hong Kong and various cities in the People’s Republic of China (“Mazars”), was engaged by the Company as the principal accountant to audit the Company’s financial statements as of and for the fiscal year ended December 31, 2010.  HKCMCPA Company Limited, Certified Public Accountants, Hong Kong (“HKCMCPAS”) was engaged by the Company as the principal accountant to audit the Company’s financial statements as of and for the fiscal year ended December 31, 2011.  M & K CPAS, PLLC, Certified Public Accountants, Houston, Texas (“M & K”) is engaged by Blue Water as the principal accountant to audit Blue Water’s financial statements for the fiscal years ended December 31, 2010 and 2011.  Effective on June 15, 2012, the Closing Date of the exchange transaction between the Company and Blue Water whereby Blue Water and Mr. Webb became control persons of the Company by virtue of their shareholdings,  Blue Water recommended and the Board of Directors of the Company engaged M & K as the principal accountant for the registrant’s financial statements as of and for the fiscal year ending December 31, 2012 and dismissed HKCMCPAS.

During the past fiscal year, the principal accountant’s report on the Company’s financial statements contained an adverse opinion as to the Company’s ability to continue as a going concern.  In its auditor’s report dated April 16, 2012, HKCMCPA noted that during the past two fiscal years, the Company had incurred continuous losses and capital deficits, all of which raised substantial doubt as to its ability to continue as a going concern.  During the past fiscal year, there were no disagreements with HKCMCPA as to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.  During the past two fiscal years, the Company had no consultation whatsoever with M & K prior to its engagement as to any accounting or auditing matter.

The Company has requested that  HKCMCPA  review the disclosure made by the Company under this Item 4.01 and has provided HKCMCPA with an opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarification of the Company’s views or the respects in which it does not agree with the disclosure.  The Company will file any such letter as an exhibit to this report on Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As disclosed in the Information Statement filed with the SEC on May 16, 2012, in anticipation of the exchange transaction with Blue Water, the Company amended it Articles of Incorporation to change the name of the corporation to “Blue Water Ventures International, Inc.”  Also in connection with the exchange transaction, Blue Water amended both its Articles of Incorporation and Bylaws to change the name of the corporation from “Blue Water Ventures of Key West, Inc.” to “Blue Water Ventures International, Inc.” to eliminate the limited scope of its operation suggested by the inclusion of “Key West” and to reflect the broader and broadening scope of that business, which includes Panama as well as Florida and may soon include the Bahamas.

Also as disclosed in the Information Statement, the Company has applied for a new CUSIP number and a new trading symbol, although neither has been issued at this time.

There has been no change in the Company’s fiscal year which continues to end in each year on December 31.

Item 5.07. Information to be Included in the Report

As reported in the Information Statement, the Company did not solicit proxies in connection with the matters related to the exchange transaction with Blue Water.  Rather, those matters were approved by written consent without a meeting on May 10, 2012 by holders (identified in the Information Statement) of the requisite number of shares/votes to take the necessary actions, pursuant to Nevada Revised Statutes Section 78.320 and as permitted by the Company’s governing instruments.

Item 9.01. Financial Statements and Exhibits

Financial Statements.  The financial statements required by this Item 9.01 are not filed with this report on Form 8-K.  The required financial statements will be filed by amendment to this report not later than August 27, 2012 (August 26, 2012 is a Sunday on which the SEC is not open for business), 71 calendar days after the date that the initial report on Form 8-K was required to be filed, June 21, 2012, or 4 business days after the closing of the exchange transaction between the Company and Blue Water.

The audited financial statements of the Company for the years ended December 31, 2010 and December 31, 2011 are incorporated by this reference from the Company’s annual report on Form 10-K filed with the SEC on April 16, 2012.

The Information Statement contained unaudited pro forma historical consolidated financial information, pro forma adjustments and pro forma financial information as of the nine months ended September 30, 2011 and 2010 and as of the fiscal years ended December 31, 2011 and 2010, assuming the exchange transaction occurred on the first day of each period.  (The unaudited pro forma financial information contained in the Information Statement is incorporated herein by this reference.)

Exhibits.  The following exhibits are filed as part of this report:

Exhibit Number	Subject

1	The Asset Purchase Agreement with Blue Water and the related Assignment and Sale included as Annex A to the Company’s Information Statement filed May 16, 2012 is incorporated herein by this reference

2
The Asset Purchase Agreement with Liu Shi Neng and the related Assignment and Sale included as Annex B in the Company’s Information Statement filed May 16, 2012 is incorporated herein by this reference

SIGNATURES

Blue Water Ventures International, Inc.

Date: June 21, 2012	By	/s/ Michael Donaghy
Michael Donaghy, President and Chief Executive Officer